Nicor Inc.
                                                           Form 10-Q
                                                       Exhibit 99.02


                                  CERTIFICATION


I, Kathleen L. Halloran, Executive Vice President Finance and
Administration of Nicor Inc., certify that:

1) This quarterly report on Form 10-Q of Nicor Inc. fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2) The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nicor Inc.



   Date May 2, 2003                        /s/ KATHLEEN L. HALLORAN
        -------------                     -------------------------
                                          Kathleen L. Halloran
                                          Executive Vice President
                                          Finance and Administration

























A signed original of this written statement required by Section 906 has been provided to Nicor Inc. and will be retained by Nicor Inc. and furnished to the Securities and Exchange Commission or its staff upon request.